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                                                                      EXHIBIT 12

                          AVCO FINANCIAL SERVICES, INC.

                   STATEMENT OF COMPUTATION OF NUMBER OF TIMES
                              FIXED CHARGES EARNED

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (Thousands of dollars)

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

Income
   Income before income taxes.............................................  $228,798

   Fixed charges to be added back to income -

     Interest and debt expense............................................   320,301
     Rentals (one-third of all rent and related costs charged to income)..    11,167
                                                                            --------

           Total fixed charges............................................   331,468

Income before income taxes and fixed charges..............................  $560,266
                                                                            ========
Ratio
   Number of times fixed charges covered by income
      before income taxes and fixed charges...............................      1.69
                                                                            ========
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